UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2011

Tree.com, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00134063	26-2414818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 541-5351

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreement.

On May 12, 2011, we entered into an Asset Purchase Agreement with Discover Bank, a wholly-owned subsidiary of Discover Financial Services.  The Asset Purchase Agreement provides for the sale of substantially all of the operating assets of our Home Loan Center, Inc. subsidiary to Discover Bank.  Home Loan Center operates as LendingTree Loans.

Under the terms of the Asset Purchase Agreement, Discover Bank has agreed to pay approximately $55.9 million in cash for the assets, subject to certain adjustments as described in the Asset Purchase Agreement.  $35.9 million is due upon the closing of the transaction and $10 million is due on each of the first and second anniversaries of the closing, subject to certain conditions as described in the Asset Purchase Agreement, including maintenance of  the LendingTree Exchange and certain financial and operational metrics associated with the LendingTree Exchange business.

Discover Bank generally will not assume liabilities of the LendingTree Loans business that arose before the closing date.  A portion of the initial purchase price payment will be held in escrow pending the discharge of certain liabilities that will remain with us.

The transaction is subject to various closing conditions, including the receipt of regulatory approvals and loan purchase proposals for Discover Bank and the approval of our stockholders.  Our board of directors has unanimously recommended that our stockholders approve the transaction.  Douglas Lebda, our Chairman and Chief Executive Officer, who beneficially owns approximately 20% of our outstanding shares, a subsidiary of Liberty Media Corporation which owns approximately 25% of our outstanding shares, and various funds managed by Second Curve, LLC, which own less than 5% of our outstanding shares, have entered into voting and support agreements with Discover Back which obligate them to vote in favor of the transaction.  The transaction is expected to close by the end of 2011.

The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification obligations of the parties. The assertions embodied in those representations and warranties are made solely for purposes of the Asset Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Asset Purchase Agreement.  Moreover, some of those representations and warranties may have only been true at a certain date, may be subject to a contractual standard of materiality or may have been used for purposes of allocating risk between us and Discover Bank rather than establishing matters of facts.  Our stockholders are not third party beneficiaries under the Asset Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of our company or of Discover Bank or Discover Financial Services.

The Asset Purchase Agreement also includes customary covenants of us and Discover Bank.  Subject to certain exceptions stated in the Asset Purchase Agreement, we have agreed to operate the LendingTree Loans business in the ordinary course until the closing of the transaction.  Our covenants include requirements to maintain personnel in our LendingTree Loans business, to maintain certain quality thresholds for our loan pipeline, to maintain warehouse line capacity and compliance with our warehouse lending agreement, and subject to certain exceptions, not to introduce new loan products without Discover Bank’s consent.  Subject to certain exceptions, we have also agreed not to solicit or initiate discussion with third parties regarding other proposals to acquire the assets of the LendingTree Loans business or substantial equity interests in our company, and to certain restrictions on our ability to respond to or accept any such proposals.

The Asset Purchase Agreement also includes customary termination provisions, including that each of our company and Discover Bank may terminate the Asset Purchase Agreement if the other party has materially breached any representation, warranty or covenant contained in the Asset Purchase Agreement and failed to cure such breach, if our stockholders do not approve the transaction or if the closing has not occurred within 150 days from the signing (subject to certain extensions for up to 150 additional days).  Discover Bank may terminate the Asset Purchase Agreement if our board of directors determines, after considering any modified proposals from Discover Bank, to change its recommendation to our stockholders because a failure to do so would constitute a breach of its fiduciary duties, or if we materially breach our non-solicitation obligations or our obligation to hold a meeting of our stockholders to approve the transaction.  If the Asset Purchase Agreement is terminated under certain circumstances, including due to a change of recommendation by our board of directors, we will be required to pay Discover Bank a termination fee of $2.2 million.  If Discover Bank does not complete the acquisition as a result of its inability to obtain proposals for loan purchase arrangements that are customary for a bank that is similarly situated to Discover Bank, Discover Bank will be required to pay us a termination fee of $5 million.

We have also agreed to perform certain services for Discover Bank for a two-year term commencing on the date of entry into the Asset Purchase Agreement.  Discover Bank has also agreed to be a participating lender in the LendingTree Network following the closing of the acquisition.

The foregoing description of the Asset Purchase Agreement is a summary.  Stockholders are urged to read the Asset Purchase Agreement and the exhibits thereto filed as Exhibits 2.1 through 2.4 and the forms of Voting and Support Agreements attached as Exhibits 99.1 through 99.3, each of which is incorporated herein by reference.

Additional Information and Where to Find It

This report may be deemed to be solicitation material in respect of the proposed transaction discussed above. In connection with the proposed transaction, we plan to file a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to our stockholders. Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Secretary.

Forward-Looking Information Is Subject to Risk and Uncertainty

This report contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include uncertainties as to the timing of the closing of the sale transaction; uncertainties as to whether stockholders will approve the sale transaction; the possibility that competing offers for the assets will be made; the possibility that various closing conditions for the sale transaction may not be satisfied or waived; and the effects of disruption from the sales transaction making it more difficult to maintain relationships with employees, customers and other business partners. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in our SEC filings and reports, and will be discussed in the proxy statement described above. We want to caution you not to place undue reliance on any forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01.              Other Events.

On May 12, 2011, we issued a press release in which we announced that we had entered into the Asset Purchase Agreement. A copy of the press release is attached as an exhibit to this report as Exhibit 99.4 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Asset Purchase Agreement dated May 12, 2011 by and among Tree.com, Inc., Home Loan Center, Inc., LendingTree, LLC, HLC Escrow, Inc. and Discover Bank.

2.2	Form of Assignment and Assumption Agreement

2.3	Form of Bill of Sale

2.4	Escrow Agreement Terms*

99.1	Form of Voting and Support Agreement of Douglas R. Lebda

99.2	Form of Voting and Support Agreement of Liberty Media Corporation

99.3	Form of Voting and Support Agreement of Second Curve, LLC

99.4	Press Release issued by Tree.com on May 12, 2011

* Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 16, 2011

TREE.COM, INC.

By:	/s/ Katharine Pierce
Katharine Pierce
Assistant General Counsel and Corporate Secretary